As filed with the Securities and Exchange Commission on July 24, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AVERY DENNISON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-1492269 (I.R.S. Employer Identification No.)
150 North Orange Grove Boulevard
Pasadena, California 91103
(Address of Principal Executive Offices)

AVERY DENNISON CORPORATION
EMPLOYEE STOCK OPTION AND INCENTIVE PLAN, AMENDED AND RESTATED
(Full title of the plan)

Copy to:
Susan C. Miller Senior Vice President and General Counsel Avery Dennison Corporation 150 North Orange Grove Boulevard Pasadena, California 91103 (626) 304-2000	J. Scott Hodgkins Latham & Watkins LLP 355 South Grand Avenue Los Angeles, California 90071 (213) 485-1234
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
	Amount to be	offering price per	aggregate offering	registration
Title of securities to be registered	Registered	share (1)	price (1)	fee (2)
Common Stock, $1.00 par value	4,800,000	$42.67	$204,792,000	$8,049

(1)	For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices for the Company’s Common Stock on the composite tape for the New York Stock Exchange on July 17, 2008.

(2)	Pursuant to Rule 457(p) under the Securities Act, a registration fee of $63,350 was paid with respect to securities available for issuance under a Registration Statement on Form S-3 (Registration No. 333-120239) filed by Avery Dennison Corporation on November 5, 2004. Pursuant to Rules 457(b) and 457(p), $49,842 of prepaid registration fees are presently available for offset after giving effect to the $13,508 registration fee paid on November 15, 2007 for securities issued under the Automatic Shelf Registration Statement on Form S-3 filed on November 14, 2007 by Avery Dennison Corporation (Registration No. 333-147369). The $8,049 registration fee associated with the instant offering is hereby offset against the prepaid registration fees made in connection with the securities available for issuance under Registration Statement No. 333-120239. Since the prepaid registration fees completely offset the registration fee for this offering, no additional registration fee is being paid for this offering, and, following this offering, $41,793 will remain available for future offset under Registration No. 333-120239.

EXPLANATORY NOTE
     Avery Dennison Corporation (the “Company”) is filing this registration statement pursuant to General Instruction E of Form S-8 (the “Registration Statement”) to register an additional 4,800,000 shares of the Company’s common stock which may be issued under the Company’s Employee Stock Option and Incentive Plan, amended and restated April 24, 2008. Such shares are additional securities of the same class as other securities for which previous registration statements on Form S-8 were filed with the Securities and Exchange Commission (“SEC”) on April 29, 2005 (File No. 333-124495) July 25, 2003 (File No. 333-107371), July 1, 1994 (File No. 033-54411) and June 24, 1991 (File No. 033-41238)
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
Not required to be filed with this Registration Statement.
Item 2. Registrant Information and Employee Plan Annual Information
Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
The following documents filed with the SEC by the Company are incorporated as of their respective dates in this Registration Statement by reference:
a. The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007;
b. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since December 29, 2007; and
c. The description of the Company’s common stock and the preferred share purchase rights contained in the Company’s Registration Statement on Form S-3 filed with the Commission on November 14, 2007 (No. 333-147369).
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
Section 145 of the General Corporation Law of Delaware (the “DGCL”) empowers the Company to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of the Company, or is or was serving as such with respect to another entity at the request of the Company. The DGCL also provides that the Company may purchase insurance on behalf of any such director, officer, employee or agent. Article VI of our Bylaws provides that the Company will indemnify any person to whom, and to the fullest extent, indemnification may be required or permitted under

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Section 145 of the DGCL. We maintain insurance covering certain liabilities of our directors and officers. We have also entered into contractual arrangements with our directors and officers pursuant to which such persons may be entitled to indemnity from us against certain liabilities arising from the discharge of their duties in such capacities.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits

4.1
Avery Dennison Corporation Employee Stock Option and Incentive Plan, amended and restated (incorporated by reference to Exhibit D to the Company’s 2008 Proxy Statement on Schedule 14A, filed on March 17, 2008).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in page S-1)
Item 9. Undertakings
     (a) The Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 23rd day of July, 2008.

AVERY DENNISON CORPORATION.
By:	/s/ Daniel R. O’Bryant
Daniel R. O’Bryant
Executive Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Dean A. Scarborough, Daniel R. O’Bryant, Mitchell R. Butier, Susan C. Miller and Richard P. Randall or any of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

Name	Title	Date
/s/ Dean A. Scarborough Dean A. Scarborough	President and Chief Executive Officer and Director	July 23, 2008
/s/ Daniel R. O’Bryant Daniel R. O’Bryant	Executive Vice President, Finance and Chief Financial Officer	July 23, 2008
/s/ Mitchell R. Butier Mitchell R. Butier	Corporate Vice President, Global Finance and Chief Accounting Officer	July 23, 2008
/s/ Richard M. Ferry Richard M. Ferry	Director	July 23, 2008
/s/ Peter W. Mullin Peter W. Mullin	Director	July 23, 2008
/s/ Kent Kresa Kent Kresa	Chairman, Director	July 23, 2008
/s/ David E. I. Pyott David E. I. Pyott	Director	July 23, 2008
/s/ Julia A. Stewart Julia A. Stewart	Director	July 23, 2008
/s/ Peter K. Barker Peter K. Barker	Director	July 23, 2008
/s/ John T. Cardis John T. Cardis	Director	July 23, 2008
/s/ Rolf Borjesson Rolf Borjesson	Director	July 23, 2008

S-1

Name	Title	Date
/s/ Patrick T. Siewert Patrick T. Siewert	Director	July 23, 2008
/s/ Ken C. Hicks Ken C. Hicks	Director	July 23, 2008

S-2

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

4.1
Avery Dennison Corporation Employee Stock Option and Incentive Plan, amended and restated (incorporated by reference to Exhibit D to the Company’s 2008 Proxy Statement on Schedule 14A, filed on March 17, 2008).

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in page S-1)

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